                                                                 Exhibit 10(u)



              FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
                    AND COLLATERAL DOCUMENTATION

    This Agreement, entered as of the 1st day of December, 1997, by and between NATIONAL BANK OF CANADA, a chartered bank constituted under the Bank Act of Canada, with offices at 125 West 55th Street, New York, New York 10019 ("Bank" or "Lender"), MEDIVATORS, INC., a Minnesota corporation with offices at 2995 Lone Oak Circle, Eagan, Minnesota 55121 ("MediVators") and DISPOSAL SCIENCES, INC., a Minnesota corporation, with offices at 2995 Lone Oak Circle, Eagan, Minnesota 55121 ("Disposal").


                             RECITALS:

    1. Borrowers are the "Borrowers" under a Loan and Security Agreement dated May 22, 1996 with National Canada Finance Corp. ("NCFC"). The Loan and Security Agreement, as heretofore amended, is herein referred to as the "Loan Agreement". Lender is the successor in interest to NCFC under the Loan Agreement. Any capitalized terms utilized and not defined herein shall have the same meanings as are ascribed to them in the Loan Agreement.

    2. The Borrowers have requested, and Lender has agreed to, the modification of certain terms of the Loan Documents in the manner herein provided.

    Now therefore, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

    Section 1.  Modification of Loan Agreement and Loan Documents.

    1.1 Loan Agreement Amendments. The Loan Agreement is hereby amended as follows:

         (a) Section 1.1 and the Preamble are hereby amended by substituting the following defined term for the existing defined term:

         "Lender" means National Bank of Canada, a chartered bank constituted under the Bank Act of Canada, and any successor or assignee thereto hereunder.

         (b) Sections 2.1, 2.2 and 2.6 are amended to decrease for all purposes the limit on Advances under the Revolving Line of Credit Loan from $2,000,000 to $1,500,000.

         (c) Articles 6, 7 and 8 are modified to approve Borrowers having entered into the lease referenced at Exhibit D, #5 and to allow either Borrower to enter up to three further lease agreements with a maximum expenditure of $50,000 each.

         (d) Section 7.13 is modified by deleting same and substituting the following in its place and stead:

              Section 7.13 Capital Expenditures. Borrower will not make capital expenditures or payments in the nature of capital expenditures in any fiscal year in the aggregate in excess of $275,000 for the fiscal year ended July 31, 1997 and $300,000 for the fiscal year ending July 31, 1998 (inclusive of expenditures for research and development molds and tooling recorded as other assets and exclusive of fixed assets purchased under the capital lease authorized under subparagraph (c) above).

         (e) Exhibit H is modified by substituting therefor Exhibit H annexed hereto.

         (g) Any reference to National Canada Finance Corp. in any Loan Document is hereby deemed amended by substituting National Bank of Canada for National Canada Finance Corp.

    1.2 Affirmation. Except as modified herein, the Loan Agreement and Loan Documents shall remain in full force and effect.

    Section 2.  Waiver of Defaults.

    2.1 Waiver of Past Defaults. Nothing contained herein and no action by Lender shall be deemed to constitute a waiver of any Default under the Loan Documents.

    Section 3.  Borrower Representations.

    3.1 Corporate Authority. Borrowers have the authority to enter into and perform their obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action of Borrowers. Each of the Borrower's Locations, the current locations of all Inventory, and the locations of each office at which each Borrower maintains Records concerning its Accounts Receivable or other Accounts and General Intangibles, and other financial matters, are solely as set forth on Exhibit E annexed hereto.

     3.2 Enforceability. This Agreement constitutes the legal valid and binding obligations of Borrowers and is enforceable against Borrowers in accordance with its terms.

     3.3 No Conflict. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by each Borrower do not conflict with or result in any violation of each Borrower's Certificate of Incorporation or by-laws or any statute, rule or regulation applicable to or binding upon either Borrower. The execution, delivery and performance of this Agreement will not conflict with or result in any violation of any provision of any agreement, contract, instrument, order, writ, judgment, decree or other undertaking to which any Borrower is a party or is obligated or by which any Borrower's property is bound.

     3.4 Authorization. The signatories executing this Agreement on behalf of Borrowers have been authorized by Borrowers to so execute this Agreement and the execution of this Agreement has been authorized by corporate resolution of each Borrower.

     3.5 Loan Agreement Representations. Borrowers hereby reaffirm all of their representations and warranties set forth in Article 8 of the Loan Agreement as of the date hereof, as modified with the substitution of Exhibits C, D and E annexed hereto for such Exhibits annexed to the Loan Agreement.

     Section 4.  General Provisions.

     4.1 Reaffirmation of Indebtedness. Borrowers hereby acknowledge principal indebtedness (plus interest accrued thereon) due to Bank as follows:

Loan                              Principal                     Date
----                              ---------                     ----
Revolving Line of                 $350,524.84                   11/30/97
  Credit Loan

Borrowers represent and warrant to Bank that they have no counterclaim, defenses of offsets to any of its obligations under the Loan Agreement and Loan Documents. Borrowers acknowledge that Bank has not by virtue of this Agreement waived any right or remedy which it may possess by virtue of any actions or defaults of Borrowers in conjunction with their obligations under the Loan Documents.

     4.2 Documents. By execution of this Agreement, Borrowers are simultaneously modifying all Loan Documents, including any promissory notes previously delivered by Borrowers, to conform to the terms of this Agreement, and all of such Loan Documents shall be deemed so modified. The Loan Documents shall otherwise remain in full force and effect.

     4.3 Entire Agreement. This Agreement and the Loan Documents and the instruments, agreements and certificates delivered simultaneously herewith, if any, or referred to herein, constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, whether written or oral, except as otherwise provided herein.

     4.4 Amendment. No provision of this Agreement may be waived or changed orally, but only by instrument in writing, signed by the party against whom enforcement of such change or waiver is sought.

     4.5 Notices. All notices and other communications hereunder shall be in writing and shall be effective when delivered personally or when mailed by certified or registered mail (return receipt requested) addressed a the addresses set forth hereinabove or to such other addresses as a party may designate to the other in writing.

     4.6 Effective Date. This Agreement and the amendments provided for herein shall take effect as of the date provided for herein or otherwise as of the date of this Agreement set forth hereinabove.

     4.7 Unenforceability. Any provision of this Agreement which is prohibited or unenforceable shall be deemed severed from this Agreement without invalidating the remaining provisions or affecting the validity or enforceability of the remainder of this Agreement.

     4.8 Counterpart Execution. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

     4.9 Headings. The Section headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

    4.10 Third Parties. None of the obligations hereunder of any party shall inure to or be enforceable by any party other than a party of this Agreement.

    4.11 Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the successors in interest and the permitted assigns of the parties hereto.

    4.12 Default. Except as expressly set forth herein, Bank hereby specifically reserves all of its rights and remedies under the Loan Agreement and Loan Documents. If any Borrower fails to perform its obligations under this Agreement, Borrowers shall be in default hereunder and said default shall be a default under the Loan Documents.

   4.13 Other Documents. Bank and Borrowers agree to execute any and all other documents and to take such other actions as may be necessary to carry out the terms of this Agreement. All other documents shall be in a form and content acceptable to Bank.

   4.14. Release and Covenant Not to Sue. Each Borrower for itself, its partners, officers and directors, affiliates, successors and assigns, and all others claiming by or through them, hereby covenant that they will not bring, commence, prosecute or maintain any suit, action or proceeding, either at law or in equity, in any court of the United States or of any State thereof, arising up to the date of this Agreement under or by virtue of the Loan Documents or with respect to the Loans in any manner or arising out of any negotiations or communications entertained in connection with this Agreement. Each Borrower, for itself, its partners, officers and directors, affiliates, successors and assigns, and all other claiming by or through it, hereby fully and forever release and discharge Bank, its officers, directors, agents and employees, affiliates, predecessors in interest, successors and assigns, from any and all causes of action, whether sounding in contract or in tort, or otherwise, and any and all liability, accrued or unaccrued, known or unknown, fixed or contingent, on account of any and all claims, demands, and causes of action for all losses, damages, expenses or liabilities to Borrowers, their partners, officers and directors, affiliates, successors and assigns, and all other claiming by or through them, arising up to the date of this Agreement out of the Loan Documents or with respect to the Loans in any manner or arising out of any negotiations or communications entertained in connection with this Agreement. The parties acknowledge and agree that each Borrower's release and covenant not to sue contained in this Section 4.14 does not apply to claims, actions and causes of action arising after the date of this Agreement.

   4.15 Waiver of Trial by Jury. EACH BORROWER HEREBY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES ANY RIGHT SUCH BORROWER MAY HAVE OR HEREAFTER ACQUIRE TO A TRIAL BY JURY IN RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. Each Borrower hereby certifies that neither Bank nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Bank would not, in the event of any such suit, action or proceeding seek to enforce this waiver of right to trial by jury. Each Borrower acknowledges that it has made this waiver knowingly, voluntarily and intentionally.

   IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the date and year first above written.

ATTEST:                                 MEDIVATORS, INC.

/s/ Lawrence J. Danielski               By: /s/ Ric Rumble
------------------------------             --------------------------------
Lawrence J. Danielski                       Ric Rumble
Vice President and Controller               President and CEO


ATTEST:                                 DISPOSAL SCIENCES, INC.

/s/ Lawrence J. Danielski               By: /s/ Ric Rumble
------------------------------             --------------------------------
Lawrence J. Danielski                       Ric Rumble
Vice President and Controller               President and CEO


ATTEST:                                 NATIONAL BANK OF CANADA

                                        By:  /s/ John P. Leifer
------------------------------               --------------------------------
                                             John P. Leifer
                                             Vice President


Attachments:
-----------

Substituted Exhibits C, D, E and H

                                    EXHIBIT H



Time Period/Test Date
---------------------
Net Income (excluding intercompany
administrative charges) not less than:
  4th quarter of fiscal year ended July 31, 1997.............  $  (75,000)
  Fiscal year ended July 31, 1997............................     105,000
  1st quarter of fiscal year ending July 31, 1998 ...........      50,000
  1st six months of fiscal year ending July 31, 1998.........     160,000
  1st nine months of fiscal year ending July 31, 1998........     395,000
  Fiscal year ending July 31, 1998...........................     675,000

Tangible Net Worth not less than:
  July 31, 1997..............................................  $2,000,000
  October 31, 1997...........................................   2,050,000
  January 31, 1998...........................................   2,160,000
  April 30, 1998.............................................   2,395,000
  July 31, 1998..............................................   2,675,000

Leverage Ratio not more than:
  July 31, 1997..............................................      0.8
  October 31, 1997...........................................      0.7
  January 31, 1998...........................................      0.7
  April 30, 1998.............................................      0.6
  July 31, 1998..............................................      0.6
